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                                                                    EXHIBIT 10.4


LICENCE AGREEMENT FOR THE SUPPLY OF OFFICE FACILITIES

PARTICULARS

DATE

"THE LICENSOR"             citibase plc
                           whose registered office is at:
                           Mount Manor House
                           16 The Mount
                           Guildford
                           Surrey GU2 5HS
                           whose company registration number is:
                           2767719

"THE LICENSEE"             Arjuna Solutions Ltd.
                           whose registered address is:
                           Scottish Provident House
                           31 Mosley Street
                           Newcastle upon Tyne
                           NE1 1HX

                           whose company registration number is:
                           3657462

"THE SURIETY"              Mr. Steve Caughey
                           whose address is:
                           37 Rothwell Road
                           Gosforth
                           Newcastle upon Tyne
                           NE3 1TY

"THE BUILDING"             The Licensor's complex at:
                           Churchill House
                           12 Mosley Street
                           Newcastle NE1 1DE

"THE SUITE"                Allocated Suite Number M.5
                           at The Building or such other suite within The
                           Building as is from time allocated to the Licensee

"THE COMMENCEMENT DATE"    15th day of September 200

"THE PERIOD"               6 months from The Commencement Date

"THE FEE"                  3000.00 (excluding VAT) per calendar month for
                           The Period commencing on the 15th day of September 2000 to the 14th day of December 2000 and then 3230.00 (excluding VAT) per calendar month for The Period commencing on the 15th day of December 2000 to the 14th day of March 2001


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"THE STANDARD TERMS"      The terms and conditions set out in the attached
                          document headed "Standard Terms and Conditions" which are inserted into this document

"THE DEPOSIT"             6460.00 pounds

"PERMITTED BUSINESS"      The Licensee's business is Selling of Software
                          Products

1. The Licensor and the Licensee agree that the Licensor shall make available to the Licensee the Suite for the Period on payment of the Fee on the terms of the Standard Terms.

2. Words defined in this Agreement shall bear the same meaning in the Standard Terms.

3. The Surety agrees with the Licensor at the request of the Licensee in the terms of clause 6 of the Standard Terms.

As WITNESS the hand of the parties hereto:

SIGNED BY                                SIGNED BY /s/ David Ingham
                                         --------------------------------
duly authorized on                       duly authorized on
behalf of the LICENSOR                   behalf of LICENSEE

Print Name                               Print Name   David Ingham

in the presence of:                      in the presence of: /s/ A. Davis
                                         --------------------------------
(the Witness)                            (the Witness) A. Davis

Address                                  Address

                                         SIGNED BY /s/ S. Caughey
                                         --------------------------------
                                         the Surety

                                         Print Name   Steve Caughey




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STANDARD TERMS AND CONDITIONS

THIS AGREEMENT is BETWEEN The Licensor and the Licensee

1.1 The Licensee has licence for The Period space (unless determined earlier pursuant to the provisions of this Agreement) to use The Suite and to use the Licensors furniture and fittings therein.

1.2 The Licensor also agrees to make available to the Licensee the office facilities from time to time available to the occupiers of the Building which facilities and the current rates of charge therefore are from time to time set out in the latest issue of the Facilities Sheet or otherwise notified by the Licensor to the Licensee ("The Facilities")

1.3 The Licensor will also make available adequate lavatories and washrooms for use by the occupiers of the Building.

1.4 The Suite shall be available at all times and the Facilities shall be available during usual office hours between 8:30am and 6:00pm Mondays to Fridays (other than Public and Bank Holidays).

2.1 During the continuance of this Licence the Licensee shall pay to the Licensor the fee for each calendar month (together with such value added tax as may be payable thereon) by Standing Order to the Licensors bank account each month for the use of the Suite and for the services set out in Clause 4 (which are included in The Fee) and which shall be payable monthly in advance the first of such payments or a proper proportion of the same in respect of the calendar month or part thereof commencing on the date hereof to be made on the signing hereof and subsequent payments to be received by the 1st day of each month of this Licensee until all Licence Fees due during the currency of this Licence shall have been paid (and in the event of any overpayment the same shall be returnable to the Licensee and shall not be deemed to be referable to any other or additional Licence Period).

2.2        On signing this Agreement the Licensee will pay to the Licensor The
           Deposit.

2.3 After Expiry or termination of this Licensee there shall be refunded to the Licensee any unexpired licence fees paid in advance and the deposit less in each case any sums due to the Licensor from the Licensee under the provision of this Agreement or otherwise.

3.0        The Licensee hereby agrees:

3.1 Not to use the Suite other than the Licensee's Permitted Business and to conduct such business from the Suite in a way which does not interfere with the Licensor or with other occupiers of the Building.

3.2 To Pay (in addition to the fee) to the Licensor the cost of the Facilities used by the Licensee which shall invoiced at the end of every month and shall be paid by the Licensee within seven days save that the Licensor may invoice telephone services at such more frequent intervals as the Licensor shall decide and the same shall be paid by the Licensee within two working days (failing which services may be withdrawn until payment is made).

3.3 Not to permit the Suite to be occupied by more than one person for every fifty square feet of the Suite.

3.4 Not to impede or interfere with the Licensors right of possession and control over the accommodation.

3.5 To give all reasonable assistance and facilities to the Licensor for the purpose of the inspection cleaning and repairing of the Suite and for other reasonable purposes.

3.6 Not to install any furniture or equipment nor alter the Suite or its internal layout without the prior written approval of the Licensor.


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3.7        Not to interfere with the conduct of the Licensor's business.

3.8 Not to damage or remove any of the decorations, fixtures and fittings or other equipment within the Suite or the Building or permit the same to occur and to pay to the Licensor the cost of any repairs or replacement that shall become necessary as a result of any breach of this provision.

3.9 Not to affix or display anything in the windows or doorways of the Suite without the consent in writing of the Licensor.

3.10 Not to withhold nor demand nor receive refund or credit of any payment due hereunder as a result of the Licensor failing to provide any of the services specified in this agreement or any of the Facilities or as a result of any mechanical breakdown strike delay or failure of any staff manager or caretaker to perform their duties.

3.11 To observe and perform all the rules and regulations from time to time made by the Licensor for the management of the Suite or of The Building generally.

3.12 To vacate the Suite on the expiry or termination of this Agreement the Licensor not being responsible for any item of furniture personal effects or other belongings left in the Suite by having the right to dispose of such property.

3.13 To occupy the Suite personally and not to purport to assign or novate or dispose of the benefit of this Agreement or otherwise share or allow others to occupy the Suite.

3.14 Not during or for a period of six months after expiry or terminations of this Licence to employ any person who has been in the employment of the Licensor at The Building provided that if notwithstanding this agreement such employment is agreed or made and accepted the Licensee shall pay a liquidated damages to the Licensor a fee equivalent to forty percent of the annual salary that such employee was receiving from the Licensor (together with value added tax).

3.15 To pay to the Licensor interest at three per cent per annum above the Royal Bank of Scotland Base Rate for the time on the sums not paid to the Licensor on the due date until the date such sums are paid.

4.0 The Licensor will at no additional charge (the cost of these items being included in the Fee):

4.1 Provide (during the like hours that the Facilities are available as stated in Clause 1) receptionist and telephone answering (if available) and message taking services.

4.2        Provide electrical power and heating and lighting facilities for The
           Building.

4.3 Provide cleaning of the Suite and common parts and lavatories and washrooms and kitchens.

4.4 Provide hot and cold water soap and towels in the lavatories washrooms of The Building.

4.5        Pay general and water rates for the Suite.

4.6 Provide a suitable sign in the entrance hall of The Building exhibiting the name of the occupies of The Building including that of the Licensee.

4.7 Effect insurance sufficient to meet the requirements of the Employer's Liability (Compulsory Insurance) Act 1969 in respect of the Licensor's employees and also covering property belonging to or provided by the Licensor.

5.0        The parties hereby mutually agree:

5.1 The Licensor shall not be liable to the Licensee or its employees invitees or any other persons for any accident, loss, damage, nuisance or inconvenience caused:

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5.1.1      By the failure, stoppage, leaking, bursting or defect or any soil, gas, water, electricity, hot or cold water, sanitary or other apparatus or supply or

5.1.2 By reason of the breakdown of defect of the Facilities or of any plant and machinery mechanical or electrical equipment in the Suite or in The Building or any adjoining or nearby premises or

5.1.3 By the failure to clean, repair or light any adjoining or nearby premises.

5.1.4 By the misconduct or negligent act or failure by the Licensor and its employees, agents, contractors and those authorized or directed by the Licensor or any visitor lawful or unlawful to or on any adjoining or nearby premises to carry out his or their duties.

5.1.5 By the failure of the Licensor to provide any of the Facilities available to the Licensee because of their use by any other occupier of the Building.

5.1.6 By the temporary inability of the Licensee to gain access to the Suite.

5.1.7 And the Licensee shall indemnify the Licensor against any claims which may be made against the Licensor by any of the Licensee, its employees, invitees or others or any third party arising in any way from the Licensee's occupation or use of the Suite.

5.2 That the Licensor shall not be responsible to effect any insurance save that expressly provided in this Agreement and the Licensee shall be responsible for effecting its own cover in respect of any other risks including without limitation in relation to the Licensee's own contents and the Licensee's liability to the public and employees.

5.3 That this Licence may be terminated (without prejudice to accrued rights and obligations) by either the Licensor or the Licensee at any time on not less than 3 months written notice to the other and for the avoidance of doubt where this Agreement is entered into prior to that date that occupation is due to commence it is agreed that such termination notice may be given at any time after the date hereof (whether before or after the date that such occupation is due to commence).

5.4 That this Licence may be terminated (without prejudice to accrued rights and obligations) by the Licensor giving to the Licensee one weeks notice in writing in the event of the Licensee committing any breach of his obligations hereunder and without limitation if any money due from the Licensee to the Licensor is not paid within 7 days of the due date (whether demanded or not) the Licensor may treat this as a breach entitling the Licensor to serve a notice of termination.

5.5 That this Agreement grants only a licence to occupy and no rights of exclusive possession tenancy or lease and none shall come in existence between the parties unless so created in writing.

6.0 The Surety agrees with the Licensor for himself and to bind his personal representatives that the Licensee will throughout the Period pay the Fee and observe and perform all his obligations of the Licensee under this Agreement and in default the Surety agrees to pay the Fee and observe such obligations as primary obligations.



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